UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 14, 2013

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390
Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items.

As previously disclosed, at the Annual Meeting of Stockholders held on June 18, 2013, stockholders of RiceBran Technologies (the “Company”) approved amendments to its articles of incorporation that would effect a reverse split of its issued and outstanding common stock in a ratio to be determined by the board of directors (the “Board”) of the Company.  The Board authorized a reverse stock split at a ratio of 1-for-200.

Accordingly, on November 14, 2013, the Company amended its Articles of Incorporation by filing with the California Secretary of State a Certificate of Amendment to effect a 1-for-200 reverse stock split of its common stock and to decrease the total number of authorized shares of its common stock on a post-reverse stock split basis, so that the total number of shares that the Company has the authority to issue is now 6,000,000 shares of common stock.

As a result of the reverse stock split, every 200 shares of the Company’s outstanding common stock were automatically combined into 1 share of common stock. Stockholders will not receive fractional shares in connection with the reverse stock split.  Stockholders otherwise entitled to fractional shares will receive an additional share of common stock.

The reverse stock split will reduce the number of shares of the Company’s outstanding common stock from 228,421,381 shares to approximately 1,149,890 shares.  Each stockholder’s percentage ownership interest and the proportional voting power remain unchanged after the reverse stock split, except for minor changes and adjustments resulting from the rounding up of fractional shares.  The rights and privileges of the holders of the Company’s common stock are unaffected by the reverse stock split.

Beginning with the opening of trading on November 18, 2018, the Company’s common stock will trade on the OTCQB Marketplace on a split-adjusted basis under the symbol “RIBTD” (to designate that it is trading on a post-reverse stock split basis).  Trading will resume under the symbol “RIBT” after 20-trading days.  A new CUSIP number (762831204) has been issued for the Company’s new common stock.  The Company’s transfer agent, American Stock Transfer & Trust, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of their certificates for post-reverse stock split certificates.

The foregoing description of the Certificate of Amendment to the Company’s Articles of Incorporation contained in this Item 8.01 is qualified in its entirety by reference to the Certificate of Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Articles of Incorporation as filed with the California Secretary of State on November 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: November 15, 2013	By:	/s/ J. Dale Belt
Jerry Dale Belt
Chief Financial Officer
(Duly Authorized Officer)